                                                                   Exhibit 10-11


                                      LEASE

     THIS LEASE, dated August 8, 1990, is made between Bourns, Inc., a California corporation ("Landlord"), and Precision Monolithics, Inc., a California corporation ("Tenant").

     In consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1. PREMISES

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all terms and conditions of this Lease, those certain premises commonly known as 1525 Comstock Road, Santa Clara, California consisting of approximately 2.2 acres and including an office building containing approximately 43,500 square feet of rentable area, all building improvements and fixtures attached thereto and all easements appurtenant thereto (the "Premises").

     A legal description of the Premises is attached hereto as Schedule A.

Article 2. TERM

     2.1 The Initial Term of this Lease, unless sooner terminated as provided herein, shall be five (5) years, commencing on August 8, 1990 (the "Commencement Date").

     2.2 Provided there exists no uncured default by Tenant under this Lease, Tenant shall have the option to extend this Lease for three (3) successive terms of five (5) years each (the "Option Terms"). Tenant shall exercise its option for each Option Term, if at all, by written notice to be given to Landlord no later than nine months prior to expiration of the Initial Term or, if Tenant at the time of such extension occupies the Premises pursuant to the earlier exercise of an Option Term, the then-existing Option Term. All references in this tease to the Term of this Lease shall mean, where appropriate, the Initial Term as extended by the exercise of the Option Terms.

Article 3. RENT

     3.1 Base Rent for the Initial Term shall be Four Hundred Forty Five Thousand Dollars ($445,000.00) per annum. Base Rent shall be payable in twelve
(12)
equal installments on the first day of each month in advance, except that the portion of Base Rent payable for the fraction of the month starting with the Commencement Date shall be paid on the Commencement Date, prorated on the basis of the actual number of days in said month. If the Initial or any Option Term hereof ends on a day other than the last day of a month, then the portion of the Base Rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month.

     3.2 Base Rent for each Option Term shall be the fair rental value of the Premises at the inception of such Option Term based on the terms and conditions of this Lease. The fair rental value for each Option Term shall be determined by the following process: At least six (6) months prior to the commencement of an Option Term, Tenant and Landlord shall each notify the other of the Base Rent it believes represents the fair rental value of the Premises. If at least four (4) months prior to the commencement of an Option Term, the parties have not agreed in writing on a Base Rent amount, Landlord and Tenant shall determine the fair rental value of the Premises by MAI appraisal conducted by Coldwell Banker, or mutually agreeable equivalent, based on the terms and conditions of this Lease without, however, taking into account any improvements or alterations to the Premises constructed at the expense, exclusive of insurance proceeds, of Tenant. The Base Rent for such Option Term shall be the amount previously proposed by either party that is closer in amount to the appraised rental value. In the event that neither Landlord's nor Tenant's estimate of the fair rental value is closer to the appraised rental value, the Base Rent shall be equal to the appraised rental value. Neither party shall disclose to the appraiser its estimate of the fair rental value. The fees and reimbursable expenses of such appraiser shall be paid by the party whose estimate prevails. If for any reason the Base Rent has not been ascertained by the commencement of the Option Term, Tenant shall pay on account of Base Rent an amount equal to the average of the two proposed Base Rents until such time as the actual Base Rent shall have been established.

     3.3 Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable by Tenant in accordance with this Lease.

     3.4 Tenant shall pay all Base Rent under Section 3.1 or Section 3.2 hereof to Landlord, monthly, in advance, on or before the first day of each and every calendar month during the term of this Lease and shall pay all additional rent promptly when due to the person entitled to receive the same. All rent payable to Landlord shall be paid without deduction or offset, in lawful money of the United States of America at the address for Landlord set forth on the signature page hereof, or to such other person or at such other place as Landlord may from time to time designate in writing.

Article 4. NET LEASE

     It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises and every part thereof in accordance with this Lease. Subject to Landlord's obligations under Article 11 hereof, Tenant shall manage, operate, maintain and repair the Premises and keep the Premises in compliance with all applicable laws and regulations in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent.

Article 5. TAXES

     5.1 Tenant shall pay, prior to delinquency, as additional rent, all "Property Taxes" (as hereinafter defined) that accrue during or are allocable to the term of this Lease. Landlord shall promptly deliver to Tenant any statements or bills received by Landlord with respect to Property Taxes. Tenant shall receive the benefit of any discount for early payment of such Property Taxes, even if such taxes are not paid early, if Tenant is prevented from paying the taxes early due to Landlord's failure to deliver the bill to Tenant in a timely fashion. No later than ten (10) days after Landlord delivers to Tenant a request for evidence of payment of any such amount, Tenant shall deliver to Landlord a receipt or other evidence satisfactory to Landlord that such bill or statement has been paid.

     5.2 "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord or Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, (i) the Premises or any part thereof or any personal property used in connection with the Premises; (ii) any rent payable under this Lease, including, without limitation, any gross income tax or excise tax, levied by any public or government authority with respect to the receipt of any rent with respect to the Premises, but only to the extent no exemption, exclusion or abatement is available to Landlord, at no cost or expense to Landlord, with respect to such tax, or (iii) the possession, leasing, operation, management, maintenance, alternation, repair, use or occupancy by Tenant of the Premises, together with all interest, fines and other charges assessed for the late payment of any thereof. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent under this Lease), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed after the Commencement Date against Landlord in whole or in part expressly in lieu of or as a substitute for any Property Taxes.

     5.3 Tenant shall have the right to contest any Property Taxes imposed against the Premises or any part thereof, provided (i) the same is done at Tenant's sole cost and expense, (ii) non-payment of such Property Tax will not subject the Premises or any part thereof to sale or other liability by reason of such non-payment, (iii) such contest shall not subject Landlord to the risk of any criminal or civil liability, (iv) Tenant shall provide a bond in form and substance as required by applicable law, and (v) Tenant pays the amount determined to be due promptly after the conclusion of such contest. Landlord agrees to execute and deliver to Tenant any and all documents reasonably required, and to cooperate with Tenant in every respect, in any such contest, but without any cost or expense to Landlord. Landlord agrees not to intervene, compromise or prejudice Tenant's tax abatement or contest case, provided that Tenant remains at all times in full compliance with this Article 5.

Article 6. SERVICES

     Tenant shall, at Tenant's sole cost and expense, arrange and pay for all utilities required for the conduct of its business. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of any utility, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines, unless, with respect to each of the foregoing conditions, it is due solely to the act or omission of Landlord or its agents or employees.

Article 7. USE OF PREMISES

     Tenant shall use and occupy the Premises for general office purposes and activities reasonably related or ancillary thereto, including research facilities, and shall not use or occupy the Premises for any other purpose without the prior written consent of the Landlord, which approval shall not be unreasonably withheld or delayed. Tenant's use shall at all times be in compliance with the provisions of Article 15 hereof. Tenant shall not commit, or suffer to be committed, any act which (a) is in violation of any insurance requirement which is a condition to the validity of any insurance policy with respect to the Premises, (b) is in violation of the terms of any insurance policy, or (c) may cause a cancellation of any such insurance for the Premises.

Article 8. ACCEPTANCE OF PREMISES

     The Premises shall be let in their present condition, i.e. "as is," and subject to any facts which would be revealed by a survey or physical inspection thereof, the state of title as it presently exists and all laws, ordinances and restrictions applicable thereto. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability or fitness of the Premises or the conduct of Tenant's business or for any other purpose. Notwithstanding the foregoing sentence, Landlord does represent that the use of the Premises by Landlord's immediate predecessor in title was in material conformance with all laws, ordinances and regulations relating to zoning and land use applicable to the Premises. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises were at such time in satisfactory condition and in conformity with the provisions of this Lease in all respects. Nothing contained in this Article 8 shall affect the commencement of the Term of this Lease or the obligation of Tenant to pay rent hereunder as provided in Article 3 hereof.

Article 9. ALTERATIONS

     9.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. Landlord's approval shall not be unreasonably withheld or delayed but may be subject to such conditions as Landlord may reasonably require. Tenant shall not be required to restore any alterations, additions or improvements made by Tenant during the Term, unless such restoration is required by Landlord at the time of such alteration, addition or improvement. In addition, Tenant may make such alterations, additions or improvements without Landlord's consent, but with notice to Landlord, if the total per-project cost of such alterations, additions or improvements is $50,000.00 or less, and such alterations, additions or improvements will not affect the structural elements of the Premises, detract from the fair rental or market value of the Premises. Tenant will comply with all applicable codes, laws, ordinances, rules or regulations in connection with any alterations, additions or improvements. All alterations, additions or improvements in or to the Premises shall be made by Tenant at Tenant's sole cost and expense, shall be made expeditiously once work is begun and shall be completed in a good and workmanlike manner using first class materials. No part of the Premises shall be demolished unless Landlord has received an acceptable surety bond assuring reconstruction. Tenant shall, at its expense, provide builder's risk insurance naming Landlord as an insured during the period of any construction work.

     9.2 All alterations, additions or improvements requiring Landlord's consent shall be made as follows:

     (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by licensed architect(s) and engineer(s) approved by Landlord, such approval not to be unreasonably withheld or delayed, shall comply with all applicable codes, ordinances, rules and regulations, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Landlord's failure to respond to a request for plan approval within thirty (30) days shall be deemed approval of such plans.

     (b) Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. All material changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. Any such change shall be based upon revised plans and specifications prepared by the licensed architect(s) and engineer(s) approved by Landlord, such approval not to be unreasonably withheld or delayed.

     (c) Tenant shall pay the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

     9.3 All improvements, alterations, additions and fixtures (other than trade fixtures), whether temporary or permanent in character, made in or to the Premises by Tenant, shall remain the property of Tenant until the expiration or earlier termination of this Lease, whereupon they shall become part of the Premises and Landlord's property. All movable furniture, equipment, trade fixtures, computers, office machines and other personal property of Tenant shall remain the property of Tenant. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Premises and repair all damage caused by such removal; provided, however, that Tenant shall not be obligated to make any repairs to wall or floor coverings or otherwise make repairs if Landlord intends to otherwise demolish or renovate the Premises so that for all practical purposes, the repairs would be in vain. This Section 9.3 shall survive the expiration or earlier termination of this Lease.

Article 10. LIENS

     Tenant shall promptly discharge or bond off any liens and encumbrances whatsoever, including mechanics' liens, arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, and reimburse Landlord promptly upon demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or actions.

Article 11. MAINTENANCE AND REPAIR

     11.1 Landlord shall, throughout the Term, at Landlord's sole cost and expense (a) make all structural repairs to the Premises including, without limitation, repairs to the roof, the exterior and load bearing walls, the structural columns and the foundation, and (b) to the extent required within six
(6) months from the date of this Lease, make all capital replacements (not including overhauls or upgrades) to the plumbing, mechanical, electrical and HVAC systems and equipment (specifically excluding filters and scrubbers) existing in the Premises as of the date of this Lease, but only to the extent the cost of each such capital replacement exceeds $10,000. Landlord shall not be responsible for the matters listed in (a) or (b) above to the extent any such structural repair or capital replacement is made necessary by any act or omission of Tenant, its agents or employees.

     11.2 Except as provided in Section 11.1, Tenant shall, at Tenant's sole cost and expense, and at all times, keep and maintain the Premises and every part thereof, in good working order and condition and shall make all normal and ordinary repairs and replacements which may be necessary to keep the Premises in good working order and condition, subject to ordinary wear and tear. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant shall at all times maintain the current slope, grade and drainage of the land included in the Premises. Landlord and Tenant expressly waive the benefit of Section 1942 of the California Civil Code, as the same may be amended in the future, or any statutory provision enacted in lieu thereof.

Article 12. ENTRY BY LANDLORD

     Landlord shall have the right to enter the Premises at any time during an emergency and at reasonable times upon prior notice to (i) inspect the Premises,
(ii) exhibit the Premises to prospective purchasers or lenders or, within 6 months prior to the expiration of the Term, prospective tenants, (iii) determine whether Tenant is performing all of Tenant's obligations under any portion of this Lease, (iv) post notices-of nonresponsibility, (v) perform any inspection or action requested or ordered by any governmental authority and (vi) make any repairs to the Premises which, following requisite notice hereunder, Tenant has failed to perform. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's agents or employees, Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry; provided that Landlord shall have used reasonable efforts to avoid or minimize any disturbance or disruption to Tenant's business.

Article 13. LIMITATIONS ON LANDLORD'S LIABILITY; INDEMNITY; INSURANCE

     13.1 Landlord shall not be liable to Tenant under this Lease, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or for any loss to Tenant's business arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees). Tenant waives all claims against Landlord arising from any liability described in this Section 13.1 (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees).

     13.2 Tenant shall indemnify, hold harmless and defend Landlord, its officers, directors, stockholders, partners, employees, agents and representatives and any other party acting on behalf of Landlord against all claims, demands, causes of action, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises, or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or misconduct of Landlord or its agents or employees) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This
Section 13.2 shall survive the expiration or earlier termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     13.3 Tenant shall at all times, at its sole cost and expense, obtain, or cause Analog to obtain, pay for and maintain in full force and effect such insurance policy or policies as Landlord may from time to time reasonably request, including the following:

          (a) "All-Risk" property (including boiler and machinery) insurance, on a replacement cost basis covering the Premises in an amount no less than the full replacement coat thereof, excluding insurance coverage for the peril of earthquake, including the costs of demolition and increased cost of construction and contingent liability arising out of the need to comply with any building code, law or regulation, to the extent the loss is due to direct physical loss to the Premises from an insured peril. Loss covered by such insurance shall be adjusted by Tenant subject to approval of Landlord, such approval not to be unreasonably withheld or delayed, and the proceeds of such insurance shall be payable solely to Landlord and Tenant or any Lender designated as mortgagee or loss payee. Landlord shall be designated as named insured in such policies and any Lender designated by Landlord shall be included as mortgagee or loss payee relative to all real property. All risk property policies may provide for reasonable deductibles (which at the inception of this Lease is $100,000). To the extent Landlord maintains insurance coverage against the peril of earthquake with respect to the Premises, Tenant agrees to reimburse Landlord for the annual premium, up to a maximum of $2,000.00 per year.

          (b) Commercial general liability in respect to occurrences arising out of or relating to the operation, maintenance and use of the Premises, and umbrella liability insurance covering Tenant and Landlord as named insureds against claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Tenant and Landlord with limits not less than the existing or future limits of such insurance generally purchased by Tenant with respect to any other premises or operations of Tenant but in no event less than a total combined single limit at $10,000,000 per occurrence and $50,000,000 annual general aggregate. Such insurance may provide for a reasonable deductible (which at the inception of this Lease is $100,000). If commercially and reasonably available to Tenant, such policies shall be in occurrence form and cross liability and severability of interests shall apply (with the exception of limits of liability).

          (c) Workers' compensation and employer's liability insurance in the state in which the Premises are located. The total limits of the employer's liability coverage shall not be less than the amounts required by applicable law.

          (d) Such other appropriate endorsements or extensions of coverage as would be deemed reasonable for a prudent landlord to require with respect to other similar properties, provided they are available at a commercially reasonable cost.

          (e) In the event that any deductible or otherwise self-insured retention amounts are applicable with respect to any loss or claim under any of the insurance described in this Article 13 or otherwise, all such amounts shall be entirely paid by Tenant.

     13.4 All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than "A; 25 million policy holder surplus" by Best's Insurance Guide and qualified to do and doing business in California. Each policy shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days' prior written notice to Landlord and any designated Lender; provided that Tenant shall use its reasonable efforts to have each policy expressly provide that it shall not be cancelled or altered without sixty (60) days' prior written notice to Landlord and any designated Lender. All insurance under Articles 13.3(a) and 13.3(b) shall be primary and noncontributing with any insurance which may be carried by Landlord. The term "Lender" means any institutional holder of a first or second mortgage lien encumbering the Premises or any part thereof.

     13.5 The insurance required by this Lease, at the option of Tenant, may be effected by blanket policies, umbrella policies or both issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage. Tenant shall furnish to Landlord or any Lender of Landlord certificates of insurers, evidencing the existence of such policies and Tenant shall also provide copies certified by Tenant of such policies in which Landlord has an insurable interest as soon as such policies are received from insurance companies upon Landlord's request with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises. If Tenant fails to insure or fails to furnish to Landlord upon notice to, do so any such certificate thereof as required, Landlord shall have the right to effect such insurance for the benefit of Tenant or Landlord or any Lender or any or all of them, and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

     13.6 Landlord covenants that any person entering the Premises to perform physical work or activity on the Premises on behalf of Landlord shall be covered by comprehensive general liability insurance with a combined single limit of not less than $1,000,000, and by workmen's compensation insurance, if and to the extent required by law. Landlord shall use reasonable efforts to assure that all other persons entering on the Premises on behalf of Landlord are similarly insured.

Article 14. HAZARDOUS SUBSTANCES

     14.1 Tenant shall not engage in any activity in, on or about the Premises involving the generation, transportation, use, storage, spill, release or disposal of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Law (as defined in Article 15). "Hazardous Substances" as used in this Lease shall mean any substance or material, or mixture or waste containing such substance or material, regardless of quantity or concentration, which is or may be (i) subject to regulation under state, federal or local law, (ii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute, regulation or common-law theory. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Law, generate, transport, use, store or dispose of Hazardous Substances on the Premises as is necessary to conduct Tenant's business as permitted by Article 7 on the Premises.

     14.2 {Intentionally omitted.}

     14.3 Tenant shall notify Landlord of any release of a Hazardous Substance at the Premises, if and when Tenant determines that such release is required to be reported to any local, state or federal governmental authority.

     14.4 Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Tenant or under Tenant's control. Tenant's obligations under this Article 14 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration, and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement. Notwithstanding the foregoing, specifically excluded from Tenant's indemnification obligation under this Section 14.4 are the obligations of Bourns, Inc. arising under Section 31.8 of this Lease.

     14.5 If a release of a Hazardous Substance occurs for which Tenant is responsible ("Hazardous Substance Condition"), Tenant shall make the investigation and remediation thereof required by Applicable Law, and this Lease shall continue in full force and effect, but subject to Landlord's rights under Articles 21 and 22 hereof. If after sixty (60) days written notice to Tenant from Landlord of Tenant's obligations under this Section Tenant has failed to begin investigation and remediation of such Hazardous Substance Condition, Landlord may, upon thirty (30) days written notice to Tenant, terminate this Lease unless Tenant, in such thirty (30) days notice period, begins investigation and remediation of such Hazardous Substance Condition and agrees in writing to pay for the investigation and remediation of such Hazardous Substance Condition at Tenant's sole expense and without reimbursement from Landlord.

Article 15. TENANT'S COMPLIANCE WITH LAW

     15.1 Except as otherwise provided in this Lease, Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply in all respects with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, and directives or any state, federal or local governmental authority relating in any manner to the Premises. Tenant shall, within five (5) days after receipt of Landlord's written request, provided Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Law.

     15.2 Notwithstanding Section 15.1, Tenant shall have the right to contest the validity or applicability to Tenant or to the Premises of any Applicable Law, provided (i) the same is done at Tenant's sole cost and expense, (ii) non-compliance with such Applicable Law will not subject the Premises or any part thereof to sale or other liability by reason of such non-compliance, (iii) such contest shall not subject Landlord to the risk of any criminal or civil liability, (iv) Tenant shall provide security in form and amount reasonably requested by Landlord, taking into account the factors listed in subclauses (i),
(ii) and (iii) above, and (v) Tenant complies with such Applicable Law promptly after the conclusion of such contest, if determined adversely to Tenant.

Article 16. WAIVER OF SUBROGATION

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

Article 17. ASSIGNMENT AND SUBLETTING

     17.1 Except to an entity controlling, controlled by or under common control with Tenant (an "Affiliate"), or to a successor to Tenant by way of merger, consolidation or the sale of all or substantially all of Tenant's assets, Tenant shall not either voluntarily or by operation of law assign, encumber, pledge or otherwise transfer or hypothecate all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or an Affiliate, or Tenant's or such Affiliate's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that no one but Tenant, an Affiliate, or a successor to Tenant by way of merger, consolidation or the sale of all or substantially all of Tenant's assets, may exercise any Option to extend the Term of this Lease, so that the occupancy of any sublessee shall be limited to the balance remaining in the term during which such sublessee's occupancy begins. No collection or acceptance of rent by Landlord from any person shall be deemed a waiver of any provision of this Article 17, the acceptance of any assignee or subtenant as the tenant hereunder or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.

     17.2 If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease or assignment, and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

     17.3 At any time within fifteen (15) days after Landlord's receipt of the information specified in Section 17.2 hereof, Landlord may by written notice to Tenant elect to (a) consent to the proposed subletting or assignment, in which event Tenant may within ninety (90) days thereafter, enter into a valid assignment or sublease of the Premises or portion thereof with such proposed assignee or sublessee, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to Section 17.2 hereof, or
(b) refuse to give its consent, specifying in reasonable detail the reason(s) therefor.

     17.4 No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether accruing before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant or any successor, assignee or subtenant of Tenant, from the obligation to obtain Landlord's express written consent to any other assignment or subletting. Any assignment or subletting which is not in compliance with this Article 17 shall be void and, at the option of Landlord, constitute a default by Tenant hereunder.

     17.5 Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease; provided, however, that the assignee shall be liable to Landlord for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 17.5, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

     17.6 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies.

     17.7 Tenant shall reimburse Landlord for Landlord's reasonable costs, including, without limitation, its attorneys' fees, incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises, or Tenant's request for Landlord's consent to any thereof.

Article 18. TRANSFER OF LANDLORD'S INTEREST

     In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing solely under this Lease from and after the date of such transfer.

Article 19. DAMAGE OR DESTRUCTION

     19.1 If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be destroyed by casualty during the term of this Lease, either party may terminate this tease upon fifteen (15) days' written notice to the other party; provided, however, that all proceeds from insurance and any deductible or self-insured retention amounts are paid over to Landlord, or the Lender, if so required. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     19.2 If the Lease is not terminated pursuant to Section 19.1, and if the proceeds of insurance are made available to Tenant, Tenant shall proceed to restore the Premises to substantially the condition existing prior to such casualty, and this Lease shall continue in full force and effect. Tenant shall not be entitled to any reduction in or abatement of rent by reason of any such damage.

     19.3 No damage, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises.

     19.4 With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

Article 20. EMINENT DOMAIN

     20.1 If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any such partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the interruption of or damage to Tenant's business and/or for Tenant's unamortized cost of leasehold improvements.

     20.2 In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises made unusable by such partial taking.

     20.3 No temporary taking (which shall mean a taking for a period of six (6) months or less), of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of rent hereunder. Any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

Article 21. DEFAULTS

     The occurrence of any one or more of the following shall constitute a default by Tenant:

          (i) The failure by Tenant to pay the Base Rent when due where such failure continues for more than five (5) days after written notice to Tenant; provided, that such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

          (ii)  The abandonment, as a matter of law, of the Premises by Tenant;

          (iii) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; and provided further, that such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

          (iv) If Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it which affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or commences any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;

          (v) If Tenant fails to obtain the dismissal, within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors, instituted against it by one or more third parties, or fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts; or

          (vi) If any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

Article 22. REMEDIES

     In the event of any such default, then, in addition to any other remedies available to Landlord at law or in equity:

     22.1 Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate, in which event Landlord may recover from Tenant:

          (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

          (ii) the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loses which Tenant proves could have been reasonably avoided; plus

          (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

          (iv) any other amount, including attorney's fees and administrative expenses, necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

          (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

For purposes of this Section 22.1, rent, other than the Base Rent, shall be computed on the basis of the average monthly amount thereof accruing during the 24-month period immediately prior to default, except that if it becomes necessary to compute such rental before such 24-month period has occurred, then on the basis of the average monthly amount during such shorter period. As used in subparagraphs (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 22.5 hereof. For purposes of subsection (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     22.2 Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises, remove all persons and property from the Premises pursuant to legal proceedings or any notice provided by law, and without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof. Landlord shall use reasonable efforts to relet the Premises. The rentals actually received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the costs of such reletting; third, to the costs of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder, together with interest thereon and late charges attributable thereto; and the balance, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should any reletting result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord.

     22.3 No re-entry or taking possession of the Premises by Landlord pursuant to this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may at any time after such reletting elect to terminate this Lease.

     22.4 Notwithstanding anything to the contrary contained elsewhere herein, if Tenant shall fail to make payment of any obligation under this Lease within five (5) days after the same becomes due and payable, Tenant acknowledges that Landlord will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) in connection with the delinquency in payment. Because, the actual damages suffered by Landlord in incurring such extra administrative expenses would be impracticable or extremely difficult to ascertain, it is agreed that three percent (3%) of the amount of the delinquent payment shall be the amount of damages to which Landlord is entitled, upon such default, in compensation for such extra administrative expenses. Therefore, Tenant shall, in such event, without further notice, pay to Landlord as Landlord's sole monetary recovery to cover such extra administrative expenses, liquidated damages in the amount of three percent (3%) of the amount of such delinquent payments. In addition to the foregoing, Tenant acknowledges that Landlord may incur actual damages, in the event of delinquency in payment, in the amount of the actual cost of funds borrowed by Landlord to replace the amount of the delinquent payment hereunder. Tenant agrees to pay such actual damages, to the extent actually incurred by Landlord, to Landlord upon demand. Nothing contained in this Section 22.4 shall be construed as an express or implied agreement by Landlord to forbear the collection of any delinquent payment or be construed as in any way giving Tenant the right, express or implied, to fail to make timely payment hereunder. The right of Landlord to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Landlord to collect such delinquent payments and any other amounts provided to be paid hereunder, or to declare a default hereunder.

     22.5 Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of twelve (12%) percent per annum or the maximum rate or rates from time to time permitted by applicable federal or state law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the failure to make such payment when due.

     22.6 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit. Such attorneys' fees shall be deemed to have accrued as of the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

Article 23. SURRENDER OF PREMISES; REMOVAL OF PROPERTY

     23.1 The voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

     23.2 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, ordinary wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from such removal.

     23.3 Whenever Landlord shall re-enter the Premises pursuant to Article 22 hereof or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant for the payment of all or any part of such charges or the removal of any such property. Landlord shall apply the proceeds of such sale first, to the cost and expense of such sale, including, without limitation, attorneys' fees incurred in connection therewith second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

     23.4 All fixtures, alterations, additions, improvements and/or appurtenances attached or built into the Premises prior to or during the Term hereof, whether by Landlord at its expense or at the expense of Tenant or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term hereof unless otherwise expressly provided for in this Lease. Any items installed by Tenant without Landlord's consent, as permitted under Section 9.1, shall be removed by Tenant at the end of the Term, if so required by Landlord unless Landlord has given a contrary indication in writing to Tenant at the time of the installation of such items. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

Article 24. WAIVER OF DAMAGES FOR RE-ENTRY

     Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom. No such re-entry shall be considered or construed to be a forcible entry.

Article 25. HOLDING OVER

     25.1 If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case base rent shall be payable at the rate of one hundred fifty percent (150%) of the rent then payable pursuant to Article 3 hereof, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 25 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in Article 23 hereof upon the expiration of the term of this Lease or other termination of this Lease.

     25.2 Tenant acknowledges that Landlord will use reasonable efforts to re-let the Premises on reasonable terms and conditions as soon as practicable following the expiration or sooner termination of the term of this Lease. In that context, Landlord may well enter into agreements with third parties providing for the occupancy of the Premises, or a portion thereof, upon such expiration or sooner termination or as soon thereafter as Landlord has estimated that it will be able to refurbish the Premises, and that the failure by Tenant to surrender possession of the Premises upon such expiration or sooner termination may render Landlord unable to fulfill its obligations to such third party. Accordingly, if Tenant fails to surrender possession of the Premises upon such expiration or sooner termination, Tenant shall indemnify and hold Landlord harmless from and against any and all costs, losses, claims or liabilities, including, without limitation, attorneys' fees, arising under any claim made by any such third party based, in whole or in part, on Landlord's failure to deliver possession of the Premises, or any part thereof, to such third party.

Article 26. SUBORDINATION

     26.1 This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the real property of which the Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. The subordination of this Lease to any such lease, mortgage, trust deed or like encumbrance shall, however, be subject to the following:

          (i) In the event of the sale of the Premises upon foreclosure or upon the exercise a power of sale, or by transfer in lieu of foreclosure or such exercise, Tenant will upon written request attorn to the purchaser and recognize the purchaser, or transferee, as the Landlord under this Lease.

          (ii) Notwithstanding such subordination, Tenant's right to quiet possession of the Premises and all other Tenant's rights under this Lease, shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant unless this Lease is terminated pursuant to specific provisions relating thereto contained herein.

     26.2 Notwithstanding anything to the contrary herein, Landlord agrees, at the request of Tenant, to use its reasonable efforts to obtain from Security Pacific National Bank a recognition and non-disturbance agreement in form and substance reasonably satisfactory to Tenant, and Landlord shall cooperate with Tenant as may be necessary to secure such agreement.

Article 27. ESTOPPEL CERTIFICATES

     Tenant shall at any time and from time to time upon not less than twenty
(20) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and responding to such other questions or statements of fact as Landlord or any ground or underlying lessor or any mortgagee or beneficiary shall reasonably request. Tenant's failure to deliver such statement within such time shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, no more than one monthly installment of Base Rent has been paid in advance, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such statement delivered pursuant to this Article 27 may be relied upon by any prospective purchaser of the fee of the Premises or any mortgagee or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Premises. Landlord shall reimburse Tenant for Tenant's reasonable costs, including, without limitation, its attorneys' fees, incurred in conjunction with the processing and documentation of any estoppel certificate.

Article 28. RIGHT OF LANDLORD TO PERFORM

     If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 21 or 22 hereof, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligation of Tenant, make any such payment or perform any such other act. Tenant shall, promptly and upon demand therefor by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of twelve (12%) percent from the date of such payment by Landlord, and Landlord shall have the same rights and remedies in the event of the failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

Article 29. NOTICES

     All notices and consents which Landlord or Tenant may be required, or may desire, to serve or confer on the other must be in writing and may be served, as an alternative to personal service, by mailing the same by either (a) registered or certified mail, postage prepaid, return receipt requested, or (b) Federal Express or similar overnight courier delivery service, addressed as follows:

    If to Landlord:           Bourns, Inc.
                              1200 Columbia Avenue
                              Riverside, California 92507
                              Attn: Larry L. White,
                                    Executive Vice President

    With a copy to:           Bourns, Inc.
                              1200 Columbia Avenue
                              Riverside, California 92507
                              Attn: William Becker, Esq.,
                                    Chief Legal Counsel

    If to Tenant:             Precision Monolithics, Inc.
                              1500 Space Park Drive
                              Santa Clara, California 95052
                              Attn: President

    With copies to:           Analog Devices, Inc.
                              One Technology Way
                              Norwood, Massachusetts 02062
                              Attn: Chief Financial Officer

    And:                      Philip D. Stevenson, Esq.
                              Hale and Dorr
                              60 State Street
                              Boston, Massachusetts 02109

or, in each case, addressed to such other address or addresses as either Landlord or Tenant may for itself from time to time designate to the other as provided herein. Any such notice so mailed shall be deemed effective upon receipt or refusal of tender for receipt.

Article 30. QUIET ENJOYMENT

     Tenant, upon paying the basic rent, additional rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of anyone claiming by, through or under Landlord, subject, however, to the matters herein set forth.

Article 31. INTERPRETATION

     31.1 The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. The headings or titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

     31.2 The obligations imposed upon Tenant hereunder shall be joint and several.

     31.3 Subject to the provisions of Article 17 hereof relating to assignment and subletting, this Lease is intended to and does bind and inure to the benefit of the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

     31.4 Time is of the essence of this Lease.

     31.5 This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     31.6 If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     31.7 The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     31.8 This instrument, along with any exhibits and attachments or other documents affixed hereto or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Premises, and this agreement and said exhibits and attachments and other documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral agreements, understandings and/or practices relating to the Premises are merged in or revoked by this agreement. Notwithstanding any other provision of this Lease, Bourns, Inc. ("Bourns") acknowledges and affirms its obligation to remediate existing soil and groundwater contamination on the Premises pursuant to the Stock Purchase Agreement by and between Bourns and Analog Devices, Inc., dated August 8, 1990 (the "SPA"), and agrees that to the extent that the terms and obligations of Bourns pursuant to the SPA are inconsistent with the terms and obligations of the Lease, the terms and obligations of the SPA shall supersede and govern the terms and obligations of this Lease. Tenant agrees to cooperate with and aid and assist Bourns as reasonably necessary in fulfilling Bourns' obligations under the SPA, at no out-of-pocket cost or expense, or liability to Tenant.

     31.9 This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     31.10 In the event that any claim is made by one party against the other pursuant to this Lease, such claim shall be made on a bona fide, good faith determination by the party making such claim.

     31.11 In the event of a sale of the Premises by Bourns or an Affiliate of Bourns to an unaffiliated party, Tenant shall have the right to terminate this Lease by notice to Landlord.

     Submission of this Lease by either party shall not bind either party in any manner and no lease or other obligation on the part of either party shall arise, until this Lease is executed and delivered by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Landlord:                                      Tenant:

Bourns, Inc.                                   Precision Monolithics, Inc.


By /s/ Larry L. White                          By Alan King
   -------------------------------               -------------------------------
   Title:  Exec. Vice President                  Title: President


By                                             By
   -------------------------------               -------------------------------
   Title                                         Title


Address:                                       Address:

- ---------------------------------              ---------------------------------

- ---------------------------------              ---------------------------------


- ---------------------------------              ---------------------------------

                                   Schedule A

                             COMSTOCK ROAD PROPERTY

     All that certain real property situate in the City of Santa Clara, County of Santa Clara, State of California, described as follows

     Portion of Lot 6 as shown on Map accompanying the final report of Referee in the Partition action had in the District County of the State of California in and for the County of Santa Clara, entitled "William C. Parker, et al, vs. Richard M. Kifer, et al, Case No. 3906", described as follows:

     Beginning at the intersection of the Easterly line of Kenneth Street, 60 feet wide, as established by the Deed to the City of Santa Clara, recorded November 13, 1968, Book 8331, Official Records, page 499, with the Northerly line of the parcel of land described in the Deed to Foremost-McKesson, Inc., recorded June 5, 1968, Book 8146, Official Records, page 520; thence from said point of beginning S. 89{degree} 08' 35" E. along said Northerly line 395 feet to the Northeasterly corner of said Foremost McKesson, Inc., parcel of land; thence S. 0{degree} 51' 25" W. along the Easterly line of said parcel of land,
242.43 feet to the Northerly line Comstock Street as established by Deed to the County of Santa Clara, recorded November 1, 1967, Book 7913, Official Records, page 233; thence along said line of Comstock Street, N. 89{degree} 07' 32" W,
183.54 feet; thence continuing along said line of Comstock Street Westerly on curve to the right, with a radius of 15.111 feet, through a Central angle of 0{degree} 36' 44", for an arc distance of 161.51 feet; thence along the Easterly line of Kenneth Street Northwesterly along a compound curve to the right, with a radius of 50 feet, through a central angle of 90{degree} 45' 59" for an arc distance of 79.21 feet; thence continuing along said line of Kenneth Street, N. 0{degree} 59' 55" E. 193.15 feet to the point of beginning.

                                      -27-